CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS International Fund, Inc. (formerly Scudder International Fund, Inc.) on Form N-14 (“Registration Statement”) of our reports dated October 26, 2006 and December 22, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 and October 31, 2006 Annual Reports to Shareholders of DWS International Fund and DWS International Equity Fund/DWS International Equity Portfolio, respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditors”)”, in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties”, both in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A dated December 1, 2006 for DWS International Fund and March 1, 2006 for DWS International Equity Fund, which are incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 23, 2007